Appellate Court Declares Calgon Carbon Patent Invalid

    PITTSBURGH, April 26 /PRNewswire-FirstCall/ -- Calgon Carbon Corporation (NYSE: CCC) announced today that the United States Court of Appeals for the Federal Circuit affirmed the decision of the United States District Court for the District of New Jersey that Calgon Carbon's patent for the use of ultraviolet light to prevent infection from Cryptosporidium in drinking water is invalid.

    Calgon Carbon is evaluating its options regarding further action.

    Calgon Carbon Corporation, headquartered in Pittsburgh, Pennsylvania, is a global leader in services and solutions for making water and air safer and cleaner.

    The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This document contains certain statements that are forward-looking relative to the company's future strategy and performance. They involve known and unknown risks and uncertainties that may cause the company's actual results in future periods to be materially different from any future performance.

SOURCE  Calgon Carbon Corporation                                  04/26/2007
    /CONTACT: Gail Gerono of Calgon Carbon Corporation, +1-412-787-6795/ /Web site: http://www.calgoncarbon.com /
    (CCC)